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                                  EXHIBIT 4(d)

                                AMENDMENT TO THE
             POTTERS SAVINGS AND LOAN 401(k) RETIREMENT SAVINGS PLAN


This Amendment is hereby made effective January 1, 1999 by and between First Bankers Trust, hereinafter referred to as the "Trustees" and Potters Bank, hereinafter referred to as the "Employer".


A1 The POTTERS SAVINGS AND LOAN 401(k) RETIREMENT SAVINGS PLAN Is hereby renamed the:

         POTTERS BANK 401(k) RETIREMENT SAVINGS PLAN

And the Sponsoring Employer is now:

B1       Name of Employer                            Potters Bank

B2       Address                                     519 Broadway
                                                     East Liverpool, Ohio  43920
         Telephone                                   (330) 385-0770

B3       Employer Identification Number:             34-0469820

B4       Date Business Commenced:                    February 1, 1889

D13      EARLY RETIREMENT DATE (Plan Section 1.14) means the:

         c.       (X)      first day of the month coinciding with or next
                           following the date on which a Participant...

         AND, if b, c or d was selected....

         1.       (X)      attains his 55TH birthday and has
         2.       (X)      completed at least 5 Years of Service.


Signed on Dec. 16, 1999 (date) in the presence of:


                                                     POTTERS BANK

/s/ Tammy D. May                                     /s/ Anne S. Myers
---------------------------                          ---------------------------
(SIGNATURE OF WITNESS)                               (SIGNATURE OF EMPLOYER)



/s/ Marilyn Heinie                                   /s/ Deborah J. Staff
---------------------------                          ---------------------------
(SIGNATURE OF WITNESS)                               (SIGNATURE OF TRUSTEE)

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